Exhibit 10.21

Spousal Consent Letter

To: ShanghaiMed iKang, Inc

I, Feiyan Huang (ID No. 110108197010310023), legal spouse of Ligang Zhang (ID No. 110105197103200895), have acknowledged and carefully read the following agreements signed by Ligang Zhang:

Loan Agreement (signed on Jan.12, 2011); Exclusive Call Option Agreement (signed on Mar. 17, 2008); Exclusive Business Cooperation Agreement (signed on Apr. 27, 2007); Power of Attorney (signed on Mar.17, 2008); Share Pledge Agreements (signed respectively on Mar. 17, 2008 and Jan.12, 2011).

I hereby agree and promise that the 50% equity interest in Shanghai iKang Guobin Holding Co., Ltd. (the “Equity”) held by my legal spouse and registered is his name will be disposed in compliance with the aforesaid agreements.

I fully understand the content and the meaning of the aforesaid agreements and further promise that no action in conflict with such agreements will be taken, including but not limited to claiming the Equity to be the personal property of me or my legal spouse, or our community property, or the distributable heritage of me or my legal spouse. I hereby unconditionally and irrevocably waive any right, power or interest granted by applicable laws upon such Equity.

/s/ Huang Feiyan

Signature

November 26, 2013

Date